LEVI STRAUSS & CO.

                    DEFERRED COMPENSATION PLAN FOR EXECUTIVES


                                    AMENDMENT




         WHEREAS,  LEVI STRAUSS & CO.  ("LS&CO.")  maintains the Levi Strauss &
Co.  Deferred  Compensation  Plan for  Executives  (the "Plan");

         WHEREAS, Article 10 of the Plan provides that the Board of Directors of LS&CO. is authorized to amend the Plan;

         WHEREAS, LS&CO. desires to amend the Plan to add a fixed eleven percent (11%) interest measurement standard under Article 5 of the Plan effective as of March 1, 2000;

         WHEREAS, by resolutions duly adopted on April 23, 1996, the Board of Directors of LS&CO. authorized Robert D. Haas, Chairman of the Board, to adopt certain amendments to the Plan and to delegate to certain other officers of LS&CO. the authority to adopt certain amendments to the Plan; and

         WHEREAS, on December 2, 1996, Robert D. Haas delegated to Donna J. Goya, Senior Vice President of Global Human Resources, the authority to amend the Plan, subject to specified limits, and such delegation has not been amended, rescinded or superseded as of the date hereof; and

         WHEREAS, the amendments herein are within such limits to the delegated authority of Donna J. Goya;

         NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the dates set forth below:

1. Paragraph (b)(1) of Article 5 of the Plan is hereby amended, effective as of March 1, 2000, by adding the following to the end thereof:

                  "Notwithstanding the foregoing, if a Participant does not select an investment fund under subparagraph (a), above, with respect to Deferred Compensation under the Plan, income on the entire balance of a Participant's account shall be tracked and valued on a monthly basis as follows:

                  (i) for any month prior to March 1, 2000, at the applicable rate as specified under the prior Plan document, on the last day of the calendar month on which the interest is valued,

                  (ii)     for any month beginning on or after March 1, 2000:

                           (A) with respect to any amounts deferred under the Plan prior to March 1, 2000 and eligible to be tracked and valued at one-twelfth (1/12) of the annual rate charged for commercial loans, as most recently announced by Bank of America in San Francisco, California, effective on the last day of the calendar month on which the interest is valued, plus one-twelfth (1/12) of two percent (2%) per annum (referred to herein as the "Prime Plus 2% Tracking Option"), at the greater of:

                                    (i)     one-twelfth (1/12) of eleven percent
                                            (11%) per annum; or

                                    (ii)    the Prime Plus 2% Tracking Option.

                           (B) with respect to any amounts deferred under the Plan but not eligible to be tracked and valued at the Prime Plus 2% Tracking Option, at one-twelfth (1/2) of eleven percent (11%) per annum.

                                                    * * * * *

         IN WITNESS WHEREOF, the undersigned has set her hand hereunto, on this ___ day of March, 2000.

                                            LEVI STRAUSS & CO.


                                            ------------------------------------
                                            Donna J. Goya
                                            Senior Vice President